                                                                    EXHIBIT 10.8

                                  WOODFIELD FINANCIAL CENTRE
                                   BASIC LEASE INFORMATION
Lease Date:                           As of March 18, 1999

Tenant:                               MyPoints.Com, Inc.

Tenant's Address:                     1375 Woodfield Road
                                      Schaumburg, Illinois 60173

Attention:                            Robert C. Hoyler
                                      President and COO

Landlord's Address:                   c/o TA Associates Realty
                                      28 State Street, 10th Floor
                                      Boston, Massachusetts 02109

Contact:                              Attn:  Asset Manager
                                      Telephone: (617) 476-2700

Premises:                             Approximately 3,696 rental square feet
                                      known as Suite 520 (the "Premises") in the
                                      office building known as WOODFIELD
                                      FINANCIAL CENTRE (the "Building") and
                                      whose street address is 1375 East
                                      Woodfield Road, Schaumburg, Illinois (the
                                      "Land"). The Premises are outlined on the
                                      plan attached to the Lease as Exhibit A.

Term:                                 Commencing on April 1, 1999 (the
                                      "Commencement Date"), and ending the later to occur of May 31, 1999, or upon substantial negotiation of a lease for approximately 14,336 rentable square feet of area on the third (3rd) floor of the Building in which Tenant intends to expand; provided, however, Landlord may, with or without cause, terminate this Lease at any time upon 30 days notice.

Base Rent:                            $4,466.00 per month.

Permitted Use:                        General office purposes.

Initial Liability Insurance Amount:   $3,000,000.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD                                           TENANT
TA/WESTERN, L.L.C.                                 MY POINTS.COM, INC.
a Delaware limited liability company

By:     TA Realty Corp.,                           By: /s/ Robert C. Hoyler
        a Massachusetts corporation,               Name: _______________________
        its manager.                               Title: ______________________

        By: /s/ Scott Oran
        Name: Scott Oran
        Title: Regional Director

                                      LEASE

        THIS LEASE AGREEMENT (this "LEASE") is entered into as of March 18, 1999, between TA/WESTERN, L.L.C., a Delaware limited liability company ("LANDLORD"), and MYPOINTS.COM, INC. ("TENANT").

        1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. The following terms shall have the following meanings: "LAWS" means all federal, state and local laws, rules and regulations, all court orders, all governmental directives and governmental orders, and all restrictive covenants affecting the Property, and "LAW" means any of the foregoing: "AFFILIATE" means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question: "TENANT PARTY" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any agents, contractors, employees, and invitees of the foregoing parties; and "INCLUDING" means including, without limitation.

        2. LEASE GRANT; RELOCATION; USE. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises in the "AS-IS" condition. Tenant hereby accepts the Premises in their "AS-IS" condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Landlord may, at Landlord's expense, relocate Tenant within the Building in space which is comparable in size to the Premises and is reasonably suited for Tenant's use. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of this Lease shall remain in full force and shall apply to the relocation space. Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, and occupancy of the Premises.

        3. RENT. Tenant shall timely pay to Landlord the Basic Rental, Additional Rental, and all additional sums to be paid to Landlord under this Lease, without deduction or set off, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). "BASIC RENTAL" (herein so called) shall be as set forth in the Basic Lease Information. Basic Rental and Additional Rental shall be payable monthly in advance. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay a daily Basic Rental equal to 200% of the daily Basic Rental and Additional Rental payable during the last month of the Term. The first installment of Basic Rental and Additional Rental for the Term shall be payable contemporaneously with the execution of this Lease; and subsequent installments will be due on the first day of each month thereafter. Basic Rental for any fractional month at the beginning of the Term shall be prorated based on l/365 of the current annual Basic Rental for each day of the partial month this Lease is in effect. "ADDITIONAL RENTAL" means all utilities used by the Premises together with Tenant's proportionate share of real estate taxes, common area utility charges, snow removal costs and all other operating expenses of the Building.

        4. LANDLORD'S OBLIGATIONS.

           (a) SERVICES. Provided no Event of Default exists, Landlord shall use all reasonable efforts to furnish to Tenant (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated, ventilated, and refrigerated air conditioning ("HVAC ") as appropriate, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (3) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord's judgment be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays; (5) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord's standard charge for such bulbs and tubes shall be paid by Tenant; and (6) electrical current during normal business hours other than for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage occasioned by a Tenant Party. If Tenant desires any of the services specified in this Section 4(a) at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten days after Landlord has delivered to Tenant an invoice therefor.

           (b) EXCESS UTILITY USE. Landlord shall use reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Any excess utility usage shall be separately metered, installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost if, in Landlord's sole and absolute judgment, they are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the costs thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

        5. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.


           (a) IMPROVEMENTS; ALTERATIONS. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises. All alterations, additions, or improvements made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property when Tenant's right to possess the Premises ends and shall remain on the Premises without compensation to Tenant.

           (b) REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises, Subject to Section 6(b), Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make them at Tenant's cost. If any such damage affects any area outside the Premises or the HVAC, plumbing, mechanical, or electrical systems of the Building or is visible in the lobby areas of the Building or from outside the Premises, then Landlord may repair such damage at Tenant's cost without delivering to Tenant any prior notice thereof. The cost of any repair or replacement work performed by Landlord under this Section 5 shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

           (c) PERFORMANCE OF WORK. All work described in this Section 5 shall be performed only by persons approved in writing by Landlord, in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building. All such work which may affect the HVAC, electrical, plumbing, other mechanical systems, or the Building's structural elements must be approved by the Building's engineer of record, at Tenant's expense. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed materials furnished, or obligation incurred by or at the request of Tenant.

        6. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

           (a) INSURANCE. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies; (1) commercial general liability insurance in amounts of not less than a combined single limit of $3,000,000 (the "INITIAL LIABILITY INSURANCE AMOUNT") insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder, (3) insurance covering the full value of all property and improvements in the Premises, (4) workman's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

           (b) WAIVER OF NEGLIGENCE CLAIMS; NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured by it against under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

        7. CONDEMNATION; FIRE OR OTHER CASUALTY. If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof or if the Building is damaged by fire or other casualty, either party may terminate this Lease by delivering to the other written notice thereof.

        8. TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises.

        9. EVENTS OF DEFAULT; REMEDIES. Each of the following occurrences shall constitute an "EVENT OF DEFAULT":

           (a) Tenant's failure to pay Rent when due;

           (b) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance thereof for 10 days after Landlord delivers to Tenant written notice thereof.

Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, terminate this Lease by giving Tenant written notice thereof. Additionally, without notice, Landlord may enter upon the Premises to perform any of Tenant's unperformed obligations hereunder and alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant. Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) performing Tenant's obligations which Tenant failed to perform, and (4) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

        10. SURRENDER OF PREMISES. At the expiration or termination of Tenant's right to possess the Premises, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage) excepted, and shall deliver to Landlord all keys to the Premises. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant. Additionally, Tenant shall, at Landlord's option, remove such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture installed or placed in the Premises by Tenant as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 10 shall survive the end of the Term.

        11. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord may:

           (a) make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, for such purposes, enter upon the Premises and, during the continuance of any such work, temporarily close doors, entryways, public space, and corridors in the Building; interrupt or temporarily suspend Building services and facilities; and change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

           (b) take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants;

           (c) enter the Premises at all reasonable hours to show the Premises to prospective purchasers, lenders, or tenants.

        12. MISCELLANEOUS.

           (a) LANDLORD'S TRANSFER; LANDLORD'S LIABILITY. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder. The liability of Landlord to Tenant for any default by Landlord under this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of the Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency.

           (b) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

           (c) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

           (d) AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of the be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

           (e) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto, except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any Exhibits or amendments hereto.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE.

         DATED as of the date first written above.

LANDLORD                                           TENANT
TA/WESTERN, L.L.C.                                 MYPOINTS.COM, INC.
a Delaware limited liability company

By:     TA Realty Corp.,
        a Massachusetts corporation,               By: /s/ Robert C. Hoyler
        its manager                                Name: _______________________
                                                   Title: ______________________

        By: /s/ Scott Oran
        Name: Scott Oran
        Title: Regional Director

                                    EXHIBIT A





        [FLOOR PLAN DIAGRAM]

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

        The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, the Land and the appurtenances thereto:

        1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

        2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown of deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

        3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of the Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

        4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

        5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

        6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

        7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

        8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

        9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

        10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

        11. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

        12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

        13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

        14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

        15. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.



                                       B-2